UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 29, 2025
Semrush Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction
of Incorporation)

001-40276	84-4053265
(Commission File Number)	(I.R.S. Employer Identification No.)
800 Boylston Street, Suite 2475 Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)
(800) 851-9959
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SEMR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2025, the Board of Directors (the “Board”) of Semrush Holdings, Inc. (the “Company”) approved a Board size increase from eight (8) to nine (9) members and appointed Caroline Tsay to the newly created seat as a Class III director, effective May 1, 2025. The term of the Company’s Class III directors, including Ms. Tsay, expires at the annual meeting of stockholders to be held in 2027, or upon the election and qualification of successor directors. As of the time of this filing, the Board has not made a determination regarding the committees of the Board, if any, to which Ms. Tsay will be appointed.

Ms. Tsay has been a director of The Coca-Cola Company (NYSE: KO) since April 2018 and a director of Morningstar, Inc. (NASDAQ: MORN) since May 2017. She served as Chief Executive Officer and as a director of Compute Software, Inc., a Mountain View, California-based cloud optimization software company that she co-founded, from January 2017 to November 2022. Ms. Tsay previously served as a director of Rosetta Stone Inc. from December 2014 to July 2018, and as a director of Travelzoo Inc. (NASDAQ: TZOO) from August 2015 to May 2017. Ms. Tsay served as Vice President and General Manager of Software at Hewlett Packard Enterprise Company (NYSE: HPE). Prior to HPE, Ms. Tsay held six years of product leadership roles across the consumer search, e-commerce, and advertising businesses at Yahoo! Inc. Prior to joining Yahoo! in 2007, she spent three years at IBM Global Services as a senior consultant in supply chain and customer relationship management. Ms. Tsay remains active in the technology industry as an investor in venture capital funds and serves as an advisor to venture capital backed companies. Ms. Tsay has been recognized on The National Diversity Council’s Top 50 Most Powerful Women in Technology and the Silicon Valley Business Journal’s 40 Under 40. She earned a B.S. in computer science and an M.S. in management science and engineering, both from Stanford University.

There are no arrangements or understandings between either Ms. Tsay and any other person pursuant to which Ms. Tsay was selected as a director, and Ms. Tsay does not have a family relationship with any director or executive officer of the Company. Additionally, Ms. Tsay does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Tsay’s compensation will be consistent with that provided to all of the Company’s non-employee directors pursuant to the Company’s Non-Employee Director Compensation Policy, a copy of which policy is included as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. In addition, the Board approved entering into an indemnification agreement with Ms. Tsay in connection with her appointment to the Board, in substantially the same form as that entered into with the Company’s other directors.

Item 7.01. Regulation FD Disclosure.

On May 5, 2025, the Company issued a press release announcing that Ms. Tsay has been appointed to the Board. A copy of the press release announcing this appointment is furnished as Exhibit 99.1 and incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the registrant on May 5, 2025, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMRUSH HOLDINGS, INC.

Date: May 5, 2025	By:	/s/ David Mason
David Mason
Chief Legal Officer and Secretary